UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 19, 2020

NOBLE CORPORATION plc

(Exact name of registrant as specified in its charter)

England and Wales	001-36211	98-0619597
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

10 Brook Street, London, England	W1S 1BG
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +44 20 3300 2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Shares, Nominal Value $0.01 per Share	NE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Transition and Appointment of Executive Chairman

On February 19, 2020, the Board of Directors (the “Board”) of Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (the “Company”), approved the upcoming appointment of Julie J. Robertson, who currently serves as Chairman of the Board, President and Chief Executive Officer of the Company, to the newly created position of Chairman of the Board in the capacity of an executive of the Company (“Executive Chairman”). At the time Ms. Robertson transitions to the position of Executive Chairman, Ms. Robertson will step down from her positions of President and Chief Executive Officer of the Company. On February 19, 2020, the Board also approved the upcoming appointment of Mr. Robert W. Eifler, who currently serves as Senior Vice President, Commercial of the Company, to succeed Ms. Robertson as President and Chief Executive Officer. Such transitions will be effective as of the close of the Company’s 2020 annual general meeting of shareholders (the “Transition Date”).

Ms. Robertson, age 63, was named Chairman of the Board, President and Chief Executive Officer of the Company in January 2018 and was named a director of the Company in 2017. Previously, she served as Executive Vice President of the Company from February 2006 and as Senior Vice President - Administration from July 2001 to February 2006. Ms. Robertson also served continuously as Corporate Secretary of the Company from December 1993 until assuming the Chairman’s role in January 2018. Previously, she served in various other roles with the Company and its subsidiaries since 1979. In December 2018, Ms. Robertson joined the board of directors of EOG Resources, Inc., a public oil and natural gas exploration and production company.

The change of Ms. Robertson’s role with the Company and her appointment as Executive Chairman was not pursuant to any agreement or understanding between her and any other person. There is no family relationship between Ms. Robertson and any director or executive officer of the Company. There are no transactions between Ms. Robertson and the Company that are required to be reported under Item 404(a) of Regulation S-K.

In connection with Ms. Robertson’s transition, on February 19, 2020, the Company and its wholly owned indirect subsidiary, Noble Drilling Services Inc. (“Noble Drilling”), entered into a Transition Agreement with Ms. Robertson (the “Transition Agreement”). Pursuant to the Transition Agreement, Ms. Robertson agreed to transition from President and Chief Executive Officer to Executive Chairman, in which capacity she will have the responsibilities set forth in the Transition Agreement, including assisting Mr. Eifler with his transition to the role of President and Chief Executive Officer. She also agreed to provide a release of claims she may have against the Company (other than age discrimination claims), to terminate her rights to two-thirds of the long-term incentive award made to her previously this year under the Company’s long-term incentive plan, and to terminate her rights under the Inducement Agreement, dated January 11, 2018, among Ms. Robertson, the Company and Noble Drilling and the Restated Employment Agreement, effective as of January 11, 2018, between Ms. Robertson and Noble Drilling. In addition, the Transition Agreement provides that Ms. Robertson will receive (i) a lump sum payment of $3,750,000, which amount is subject to claw-back by the Company if Ms. Robertson’s employment with the Company is terminated under certain circumstances prior to October 31, 2021, (ii) a base salary of $500,000 per year commencing on the Transition Date and (iii) a target bonus award for calendar year 2020 under the Company’s short-term incentive program of 100% of base salary, subject to achievement of performance metrics to be established by the Board. The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the Transition Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Effective with Ms. Robertson’s transition on the Transition Date, Mr. Eifler will assume the positions of President and Chief Executive Officer of the Company and will no longer serve as the Company’s Senior Vice President, Commercial.

Mr. Eifler, age 40, has served as Senior Vice President, Commercial of the Company since August 2019. Previously, Mr. Eifler served as the Company’s Senior Vice President, Marketing and Contracts from February 2019 to August 2019 and as the Company’s Vice President and General Manager - Marketing and Contracts from July 2017 to August 2019. Prior to that time, Mr. Eifler led the Company’s marketing and contracts efforts for the

Eastern Hemisphere while based in London. From November 2013 to March 2015, Mr. Eifler worked for Hercules Offshore, Inc., an offshore driller, as Director International Marketing. Mr. Eifler originally joined the Company in February 2005 as part of the management development program and held numerous operational and marketing roles with increasing responsibility around the world until joining Hercules in 2013.

The change of Mr. Eifler’s role with the Company and his appointment as President and Chief Executive Officer was not pursuant to any agreement or understanding between him and any other person. There is no family relationship between Mr. Eifler and any director or executive officer of the Company. There are no transactions between Mr. Eifler and the Company that are required to be reported under Item 404(a) of Regulation S-K.

In connection with Mr. Eifler’s service as an executive officer of the Company, Mr. Eifler previously entered into an employment agreement with Noble Drilling, dated as of April 26, 2019, which includes a change of control arrangement and is guaranteed by the Company. The description of the current form of employment and guaranty agreement for our executive officers, set forth under “2018 Compensation Information — Potential Payments on Termination or Change of Control — Change of Control Employment Agreements” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 15, 2019, is incorporated herein by reference.

In connection with Mr. Eifler’s promotion, the Board approved the following elements of Mr. Eifler’s compensation package to become effective on the Transition Date: (i) a base salary of $675,000 per year, (ii) a target bonus award for calendar year 2020 under the Company’s short-term incentive program of 110% of base salary, subject to achievement of performance metrics to be established by the Board, and (iii) a target award of $2,800,000 under the Company’s long-term incentive plan. With respect to the target long-term incentive award, previously this year, the Company had awarded Mr. Eifler a target award of $1,000,000 (in the form of time vested restricted stock units and performance vested restricted stock units) under the Company’s long-term incentive plan in his role as Senior Vice President, Commercial; therefore, a target award of the incremental amount of $1,800,000 will be made effective on the Transition Date.

Item 7.01	Regulation FD Disclosure.

On February 19, 2020, the Company issued a press release announcing the changes in management, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Transition Agreement, dated as of February 19, 2020, by and among Noble Corporation plc, Noble Drilling Services Inc. and Julie J. Robertson.

99.1	—	Press Release issued by Noble Corporation plc, dated February 19, 2020.

104	—	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION plc

Date: February 21, 2020	By:	/s/ William E. Turcotte
William E. Turcotte
Senior Vice President, General Counsel and Corporate Secretary